EXHIBIT 99.1

Escalade Reports Fourth Quarter and Full Year 2023 Results

EVANSVILLE, IN, March 29, 2024 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced results for the fourth quarter and full year 2023.

FOURTH QUARTER 2023 RESULTS

(As compared to the fourth quarter 2022)

●	Net sales decreased 9.2% to $65.5 million
●	Gross margin improved 192 basis points, to 24.3%
●	Operating income increased 1.6% to $5.0 million
●	EBITDA totaled $6.4 million, an increase of 11.1%
●	Net income of $2.9 million, or $0.21 per diluted share vs. $2.7 million, or $0.20 per diluted share for 2022
●	Cash provided by operations of $20.6 million vs $14.3 million in 2022

FULL YEAR 2023 RESULTS

(As compared to full year 2022)

●	Net sales decreased 16.0% to $263.6 million
●	Gross margin declined 3 basis points, to 23.4%
●	Operating income decreased 32.3% to $17.8 million
●	EBITDA totaled $23.5 million, a decrease of 27.6%
●	Net income of $9.8 million, or $0.71 per diluted share vs. $18.0 million, or $1.31 per diluted share for 2022
●	Cash provided by operations of $48.3 million vs. $8.6 million in 2022

For the fourth quarter ended December 31, 2023, Escalade reported net income of $2.9 million, or $0.21 per diluted share, versus net income of $2.7 million, or $0.20 per diluted share for the fourth quarter in 2022. Total net sales declined 9.2% on a year-over-year basis in the fourth quarter, primarily due to softer consumer demand across the majority of the Company’s product categories, partially offset by improved demand in our basketball and indoor games product categories.

Escalade reported fourth quarter gross margin of 24.3%, an increase of 192 basis points versus the prior-year quarter, driven by a combination of continued price discipline, a more favorable sales mix and a decline in freight and storage costs, when compared to the prior-year period.

The Company generated $20.6 million of cash flow from operations in the fourth quarter 2023, compared to $14.3 million generated in the prior-year period. The year-over-year increase in cash flow from operations was supported by higher profitability, together with improved net working capital efficiency resulting from a focused inventory reduction initiative. Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) increased 11.1% to $6.4 million in the fourth quarter 2023, versus $5.8 million in the prior-year period.

As of December 31, 2023, the Company had $66.8 million of availability on its senior secured revolving credit facility maturing in 2027. During the fourth quarter of 2023, the Company utilized its strong cash flow from operations to reduce its debt by $21.1 million, resulting in a ratio of net debt to trailing twelve month EBITDA of 2.2x at December 31, 2023, down from 2.8x at the end of 2022.

Escalade’s Board of Directors has declared a quarterly dividend of $0.15 per share of common stock. The dividend is payable on April 22, 2024 to all shareholders of record at the close of business on April 15, 2024.

Effective January 1, 2023, Escalade transitioned to a conventional twelve-month reporting calendar. Please see the accompanying table in our footnotes for a comparison of the days in each quarter for 2022 and 2023.

MANAGEMENT COMMENTARY

“We delivered a strong finish to the year, highlighted by improved gross margin, robust cash generation, and a significant reduction in net leverage,” stated Walter P. Glazer, Jr., President and CEO of Escalade. “During a period of softer consumer demand driven by changes in discretionary spending, we successfully maintained our price discipline on in-line product while clearing excess inventory acquired during the Covid era supply chain disruptions, reduced both fixed and variable costs, and continued to drive a more favorable sales mix, culminating in fourth quarter growth in earnings per share and cash flow despite lower sales.”

“Our strategic focus on working capital discipline continues to prioritize a reduction in our inventories,” continued Glazer. “During the fourth quarter, we reduced total inventories by nearly $13 million, resulting in improved working capital efficiency. The efforts of our team were aided by an improving wholesale inventory environment coupled with stabilizing consumer demand, particularly in our basketball and indoor games categories.”

“Improved profitability and cash conversion contributed to significant year-over-year growth in fourth quarter cash flow from operations, which allowed us to reduce our debt and further strengthen our balance sheet,” continued Glazer. “We generated more than $20 million of operating cash flow in the fourth quarter, an increase of 43.9% versus the prior-year period. In 2023, we reduced our outstanding indebtedness by $44 million, including $20 million in the fourth quarter alone, bringing our ratio of net debt to trailing twelve-month EBITDA to 2.2x at year-end 2023. Looking ahead to 2024, we will continue to prioritize further debt reduction, while continuing to invest in our industry-leading brands and product portfolio.”

“Our fourth quarter gross margin benefited from a favorable sales mix and freight cost reductions,” continued Glazer. “While gross margin increased more than 190 basis points year-over-year to 24.3% in the fourth quarter, gross margin declined on a sequential basis versus the third quarter of 2023, partially as a result of our focus on inventory reduction. Given lower inventory costs, reduced freight and storage expenses, operational improvements, and continued price discipline, we see a pathway to improve margins as we move through 2024.”

“Our exit from Mexico is proceeding as planned,” stated Glazer. “We wound down most operations in the fourth quarter, incurring severance and other shut-down costs during the period.”

“We remain optimistic regarding opportunities for value creation in the year ahead,” stated Glazer. “While consumer demand remains relatively soft across most of our categories so far this year, we continue to see encouraging signs of growth within our direct-to-consumer channel as well as opportunities for product innovation across our portfolio. Inventory levels at retail are lower in most categories following prudent inventory management during the holiday season by our retail partners. Finally, we expect to benefit from lower interest expense as a result of successfully reducing our debt levels and an improved mix of lower cost fixed rate debt. Looking ahead, we believe that our strong, diverse portfolio of recreational brands positions us to successfully navigate the current macroeconomic environment.”

CONFERENCE CALL

A conference call will be held Monday, April 1, 2024, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:                          1-877-407-0792

International Live:                   1-201-689-8263

To listen to a replay of the teleconference, which subsequently will be available through April 15, 2024:

Domestic Replay:                   1-844-512-2921

International Replay:            1-412-317-6671

Conference ID:                       13745214

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the impact of management’s conclusion, in consultation with the Audit Committee, that material weaknesses existed in the Company’s internal control procedures over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; potential residual impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Fourth Quarter Ended		Four Quarters Ended
All Amounts in Thousands Except Per Share Data	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales	$65,506	$72,136	263,566	$313,757

Costs and Expenses
Cost of products sold	49,570	55,971	201,795	240,118
Selling, administrative and general expenses	10,357	10,790	41,480	44,765
Amortization	620	492	2,480	2,559

Operating Income	4,959	4,883	17,811	26,315

Other Income (Expense)
Interest expense	(1,069)	(1,318)	(5,349)	(3,780)
Other income (expense)	1	29	31	79

Income Before Income Taxes	3,891	3,594	12,493	22,614

Provision for Income Taxes	1,027	890	2,664	4,625

Net Income	2,864	$2,704	9,829	$17,989

Earnings Per Share Data:
Basic earnings per share	$0.21	$0.20	$0.72	$1.33
Diluted earnings per share	$0.21	$0.20	$0.71	$1.31

Dividends declared	--	$0.15	$0.45	$0.60

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	December 31, 2023	December 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$16	$3,967
Receivables, less allowance of $652 and $492 respectively	49,985	57,419
Inventories	92,462	121,870
Prepaid expenses	4,280	4,942
Prepaid income tax	88	--
TOTAL CURRENT ASSETS	146,831	188,198

Property, plant and equipment, net	23,786	24,751
Assets held for sale	2,653	2,823
Operating lease right-of-use assets	8,378	9,100
Intangible assets, net	28,640	31,120
Goodwill	42,326	42,326
Other assets	391	400
TOTAL ASSETS	$253,005	$298,718

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$7,143
Trade accounts payable	9,797	9,414
Accrued liabilities	15,283	21,320
Income tax payable	--	71
Current operating lease liabilities	1,041	993
TOTAL CURRENT LIABILITIES	33,264	38,941

Other Liabilities:
Long‑term debt	43,753	87,738
Deferred income tax liability	3,125	4,516
Operating lease liabilities	7,897	8,641
Other liabilities	387	407
TOTAL LIABILITIES	88,426	140,243

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,736,800 and 13,594,407 shares respectively	4,480	2,025
Retained earnings	160,099	156,450
TOTAL STOCKHOLDERS' EQUITY	164,579	158,475
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$253,005	$298,718

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited, In Thousands)

	Fourth Quarter Ended		Four Quarters Ended
All Amounts in Thousands	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net Income (GAAP)	$2,864	$2,704	$9,829	$17,989

Interest expense	1,069	1,318	5,349	3,780
Income tax expense	1,027	890	2,664	4,625
Depreciation and amortization	1,450	856	5,671	6,063

EBITDA (Non-GAAP)	$6,410	$5,768	$23,513	$32,457

Comparison of Fiscal Calendar Days for 2023 and 2022 Quarters

	2023 Days	2022 Days

First Fiscal Quarter	90	84
Second Fiscal Quarter	91	112
Third Fiscal Quarter	92	84
Fourth Fiscal Quarter	92	91
Total Days	365	371